WYOMING SECRETARY OF STATE

OFFICIAL RECEIPT

Thank you for your payment!

DO NOT PAY!
THIS IS NOT A BILL.

Amount Paid: **$50.00**
Receipt #: **602336**
Receipt Date: **October 20, 2010**
Processed By: **CHRISSY STRAW**
Corp #: **2010-000591570**
Doc Id #: **2010-000901296**

Children's Internet Inc.
2377 Gold Meadow Way Ste 100
Gold River, CA 95670

Payment	Reference	Amount
CHECK	1091	50.00
	TOTAL PAYMENT	**$50.00** ✔

Description of Charges	Invoice #	Sec. File #	Quantity	Unit Price	Total
CFD - Corporation Filing - Domestic			1	50.00	50.00
		TOTAL CHARGES PAID			**$50.00** ✔

In Reference To:

The Children's Internet, Inc.
Common Amendment

Comments:

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Max Maxfield, WY Secretary of State
FILED: 10/20/2010 11:40 AM
Original ID: 2010-000591570
Amendment ID: 2010-000901296

Profit Corporation
Articles of Amendment

1. Corporation name:

The Children's Internet, Inc.

2. Article(s) IV is amended as follows:

Common Shares: 50,000,000,000 (Fifty Billion) shares at par $0.00001
Preferred Shares: 25,000,000 shares(Twenty-five Million) shares at par $0.00001; inclusive in the 25,000,000 Preferred Shares the Company designates a new series Preferred B stock, which shall have special rights and privileges, and which are authorized in Exhibit A attached hereto and incorporated herein as if fully set forth.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 10/18/2010 .
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

OR

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

The amendment was approved by a majority shareholder control block (10 Shares of Series Preferred A Stock) representing 80% of the issued and outstanding shares of the Company's common stock.

RECEIVED
OCT 18 2010
SECRETARY OF STATE
WYOMING

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

For Office Use Only

6. If an amendment was approved by the shareholders:

(A) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment: Control Block representing 80% of issued and outstanding common and the number of votes of each voting group indisputably represented at the meeting: Control Block representing 80% of issued and outstanding common

AND

(B) Either the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment **OR** the total number of undisputed votes cast for the amendment by each voting group and a statement that the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group:

10 Shares of Series Preferred A Stock voted in favor of the amendment. The 10 Shares of Preferred A represent an 80% majority control block of all issued and outstanding shares of the Company's common stock. The votes cast were sufficient for approval for Series Preferred A and Common Stock. There are no other voting groups.

7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

Signature: ____________________ **Date:** 10/18/2010
(mm/dd/yyyy)

Print Name: Richard J. Lewis

Title: Chief Executive Officer

Contact Person: Richard J. Lewis

Daytime Phone Number: (916) 631-1988 Email: rjliii@tcimail.biz

Checklist
- ✓ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ✓ The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- ✓ Please submit one **originally signed** document and one exact photocopy of the filing.

Exhibit A
Amendment to the Articles of Incorporation of the Children's Internet, Inc.

The following action is taken and approved by the Board of Directors of The Children's Internet, Inc., by unanimous written consent as if a meeting had been properly called and held and all the directors were present at the meeting and voted in favor of such action:

All of the Directors of The Children's Internet, Inc., have unanimously approved the following amendment to the Articles of Incorporation of this corporation:

CERTIFICATE OF DESIGNATIONS, PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES B PREFERRED STOCK

7.1. DESIGNATION AND NUMBER OF SHARES. 20,000,000 shares of Series B Preferred Stock, par value $0.00001 per share (the "Preferred Stock"), are authorized pursuant to Article IV of the Corporation's Amended Articles of Incorporation (the "Series B Preferred Stock" or "Series B Preferred Shares").

7.2. DIVIDENDS. The holders of Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

7.3. LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series B Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series B Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series B Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock.

7.4. CONVERSION AND ANTI-DILUTION.
(a) Each share of Series B Preferred Stock shall be convertible, at any time, and/or from time to time, into the number of shares of the Corporation's common stock, par value $0.00001 per share (the "Common Stock") equal to the price of the Series B Preferred Stock as stated in Section 7.6 below, divided by the par value of the Common Stock, subject to adjustment as may be determined by the Board of Directors from time to time (the "Conversion Rate"). For example,

assuming a $2.50 price per share of Series B Preferred Stock, and a par value of $0.00001 per share for Common Stock, each share of Series B Preferred Stock would be convertible into 250,000 shares of Common Stock. Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series B Preferred Stock of the holder's intention to convert the shares of Series B Stock, together with the holder's stock certificate or certificates evidencing the Series B Preferred Stock to be converted.

(b) Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series B Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series B Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

All shares of Common Stock delivered upon conversion of the Series B Preferred Shares as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the Conversion Date, such converted Series B Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(c) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series B Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to satisfy such holder of shares of Series B submitting such conversion notice.

(d) Shares of Series B Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio established in Section 7.4(a) prior to the reverse split. The conversion rate of shares of Series B Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

7.5 VOTING RIGHTS. Each share of Series B Preferred Stock shall have ten votes for any election or other vote placed before the shareholders of the Company.

7.6 PRICE.

(a) The initial price of each share of Series B Preferred Stock shall be $2.50.

(b) The price of each share of Series B Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

7.7 LOCK-UP RESTRICTIONS ON CONVERSION. Shares of Series B Preferred Stock may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.